Exhibit 99.1

Northrim BanCorp, Inc. and PBCO Financial Corporation Announce Shareholder Approvals for Proposed Acquisition
2026-10-22

ANCHORAGE, Alaska, and MEDFORD, Oregon, October 22, 2026 (GLOBE NEWSWIRE) -- Northrim BanCorp, Inc. (NASDAQ: NRIM) (“Northrim” or the “Company”), the holding company of Northrim Bank, and PBCO Financial Corporation (“PBCO”), the holding company of People’s Bank of Commerce (“People’s Bank”), an Oregon state-chartered bank, jointly announced today that they have received all required shareholder approvals related to Northrim’s proposed acquisition of PBCO. The final vote results on the proposal presented at the special meeting of Northrim’s shareholders on October 20, 2026, will be set forth in Northrim’s Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission. PBCO’s shareholders approved the merger agreement with Northrim at a special meeting of PBCO’s shareholders held on October 20, 2026.

“We appreciate the strong support our shareholders have shown for this merger. This approval is an important step toward bringing together two organizations that share a commitment to community banking, exceptional customer service, and strong local relationships,” said Michael Huston, President and CEO of Northrim Bank.

“As we move toward completing the transaction, we are excited about the opportunities ahead and what we can accomplish together. As a combined organization, we expect to be able to provide a more robust product offering coupled with local decision-making, and plan to continue delivering excellent customer service,” added Julia Beattie, President and CEO of People’s Bank of Commerce.

Completion of the transaction remains subject to the receipt of regulatory approvals and the satisfaction or waiver of the remaining customary closing conditions set forth in the merger agreement. Northrim and PBCO anticipate the transaction to close on or about January 1, 2027, subject to satisfaction or waiver of such remaining customary closing conditions.

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About Northrim BanCorp, Inc. and Northrim Bank

Northrim is the holding company of Northrim Bank, an Alaska-based community bank with 21 branches throughout the state of Alaska. Northrim Bank differentiates itself with its detailed knowledge of Alaska’s economy and its “Customer First Service” philosophy. Northrim Funding Services, a division of Northrim Bank, operates a factoring and asset-based lending division in the State of Washington. Sallyport Commercial Finance, LLC, a specialty finance company, and Residential Mortgage, LLC, a regional home mortgage company, are wholly-owned subsidiaries of the Bank.

About PBCO Financial Corporation and People’s Bank of Commerce

Founded in 1998, People’s Bank of Commerce is a full-service, commercial bank headquartered in Medford, Oregon with branches in Albany, Ashland, Central Point, Eugene, Grants Pass, Jacksonville, Klamath Falls, Lebanon, Medford, and Salem. People’s Bank acquired Steelhead Finance in 2017. An accounts receivable factoring company headquartered in Medford, Oregon, Steelhead supports the transportation industry throughout the United States by providing cash flow and backroom management services to carriers and freight brokers. PBCO Financial Corporation’s stock trades on the over-the-counter market under the symbol PBCO.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the merger with PBCO and expectations, goals, projections and benefits relating to the merger, as well as other statements regarding Northrim’s goals, intentions and expectations, business plan and growth strategies, and the anticipated future performance of Northrim, whether with respect to the merger or otherwise.

Forward-looking statements are not historical facts but instead express only Northrim management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. Actual results and outcomes may differ, possibly materially, from the anticipated

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results or outcomes indicated in these forward-looking statements because of risks and uncertainties, including, but are not limited to the risk that: (1) the business of PBCO may not be integrated with Northrim’s business successfully or such integration may be more difficult, time-consuming or costly than expected; (2) any of the anticipated benefits of the proposed merger may not be realized or may not be realized within the expected time period; (3) customer and employee relationships and business operations may be disrupted by the merger or the announcement of the merger, and the parties may be challenged in retaining key relationships both during the pendency of the merger and following the completion of the merger if that occurs; (4) the parties may not meet expectations regarding the timing of the proposed merger; (5) required regulatory approvals may not be obtained or such approvals may be more difficult, time-consuming or costly than expected; (6) there may be challenges in satisfying the other conditions to completion of the merger or the merger may fail to close for any other reason; (7) management’s attention may be diverted from ongoing business operations and opportunities due to the proposed merger; and (8) there may be potential negative impacts caused by the dilution resulting from Northrim’s issuance of shares of Northrim common stock in connection with the merger. Please refer to Northrim’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 6, 2026, as well as Northrim’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to Northrim or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Northrim does not undertake any obligation to update any forward-looking information contained in this press release, whether as a result of new information, future events, or otherwise.

www.northrim.com

Contact:    Mike Huston, Chairman, President, CEO, and COO
(907) 261-8750
Jed Ballard, Chief Financial Officer (907) 261-3539

Source: Northrim BanCorp Inc

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